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                                  EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors
Rite Aid Corporation:

We consent to incorporation by reference in the registration statement (No. 333-08071) on Form S-8, registration statement (No. 333-21207) on Form S-3, and registration statement (No. 333-39699) on Form S-3 of Rite Aid Corporation of our reports dated May 28, 1999, relating to the consolidated balance sheets of Rite Aid Corporation and subsidiaries as of February 27, 1999 and February 28, 1998, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended February 27, 1999, and the related schedule, which reports appear in the February 27, 1999 annual report on Form 10-K of Rite Aid Corporation.

As discussed in Note 2, the consolidated balance sheets as of February 28, 1998 and the consolidated statements of income, stockholders' equity and cash flows for each of the years in the two year period ended February 28, 1998 have been restated.

KPMG LLP


Harrisburg, Pennsylvania
May 31, 1999